PHILLIPS-VAN HEUSEN CORPORATION

PERFORMANCE RESTRICTED STOCK PLAN
(As Amended Effective as of April 16, 1996)


     1. Purpose. The purpose of the Phillips-Van Heusen Performance Restricted Stock Plan (the "Plan") is to induce certain senior executive employees to remain in the employ of the Company and its present and future Subsidiaries, to attract new individuals to enter into such employ, to encourage ownership of shares in the Company by such employees and to provide additional incentive for such employees to promote the success of the Company's business.
     2.   Definitions
     (a) "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other
Person.
     (b) "Award" shall mean an amount calculated with respect to a Participant and with respect to a Fiscal Year in accordance with the provisions of Section 8(c).
     (c) "Base Compensation", as used with respect to a Participant and with respect to a Fiscal Year, shall mean such Participant's annual rate of salary from the Company and its Subsidiaries on the first business day of such Fiscal Year; provided, however, that if a Participant shall not be an employee
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of the Company or any of its Subsidiaries on the first day of a
Fiscal Year, then his Base Compensation with respect to such Fiscal Year shall be equal to the product of (i) such Participant's annual rate of salary from the Company and its Subsidiaries on the first business day on which he or she shall become such an employee and (ii) the fraction the numerator of which shall be the number of days remaining in such Fiscal Year from and after the date on which he or she shall have first become an employee of the Company and/or one or more of its Subsidiaries and the denominator of which shall be the number of days in such Fiscal Year.
     (d)  "Board" shall mean the Board of Directors of the
Company.
     (e) A "Change in Control" shall be deemed to occur upon (i) the election of one or more individuals to the Board which election results in one-third of the directors of the Company consisting of individuals who have not been directors of the Company for at least two years, unless such individuals have been elected as directors by three-fourths of the directors of the Company who have been directors of the Company for at least two years, (ii) the sale by the Company of all or substantially all of its assets to any Person, the consolidation of the Company with any person, the merger of the Company with any Person as a result of which merger the Company is not the surviving entity as a publicly held corporation, (iii) the sale or transfer of shares of the Company by the Company and/or any one or more of its
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stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-fourth, but less than one-half, of the shares of the Company having voting power for the election of directors, unless such sale or transfer has been approved in advance by three-fourths of the directors of the Company who have been directors of the Company for at least two years, or (iv) the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-half of the shares of the Company having voting power for the election of directors.
     (f) "Code" shall mean the Internal Revenue Code of 1986 as in effect at the time with respect to which such term is used.
     (g) "Common Stock" shall mean the shares of the common stock, $1.00 par value, of the Company authorized and outstanding on the date of the adoption of the Plan.
     (h) "Company" shall mean Phillips-Van Heusen Corporation, a Delaware corporation.
     (i) "Corporate EBIT Goal" shall mean a dollar amount established by the Committee with respect to a Fiscal Year as provided in Section 8(a) of the consolidated net income of the Company and its Subsidiaries before interest and taxes, after charges with respect to the Plan required by generally accepted
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accounting principles, before non-operating expenses and/or reserves, including but not limited to expenses and/or reserves for plant closings and/or restructurings, before any extraordinary items within the contemplation of generally
accepted accounting principles, and with such additional modifications as the Committee shall determine at or prior to its determination referred to in Section 8(a). Such net income shall be determined in accordance with generally accepted accounting principles consistently applied.
     (j) "Corporate Executive Goal" shall mean a dollar amount established by the Committee with respect to a Fiscal Year which shall be equal to the aggregate of the Divisional Goals with respect to such Fiscal Year (as adjusted to eliminate duplication) minus the corporate and other expenses with respect to such Fiscal Year taken into account in determining the Corporate EBIT Goal with respect to such Fiscal Year, and with such additional modifications as the Committee shall determine at or prior to its determination referred to in Section 8(a).
     (k) "Corporate Executive Group" shall mean all of the following officers of the Company: Chief Executive Officer, Chief Financial Officer, Treasurer, Controller, Vice President of Human Resources and Vice President, Chief Information Officer and such other senior executive officers, if any, as the Committee shall determine at or prior to its determination referred to in Section 8(a).
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     (l)  "Discharge for Cause" shall mean the termination of a
Participant's employment by the Company and its Subsidiaries by reason of (i) the commission by such Participant of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by such Participant of any act of moral turpitude, (iii) fraud, dishonesty or other acts or omissions that result in a breach of any fiduciary or other material duty of such Participant to the Company and/or any one or more of its Subsidiaries, or (iv) continued alcohol or other substance abuse that renders such Participant incapable of performing his or her material duties to the satisfaction of the Company and/or its Subsidiaries.
     (m)  "Divisional Goal" shall mean a dollar amount
established by the Committee with respect to a Fiscal Year as provided in Section 8(a) of the net income of the operating division with respect to which such determination is made before interest and taxes, after charges with respect to the Plan required by generally accepted accounting principles and allocated to such operating division, before non-operating expenses and/or reserves, including but not limited to expenses and/or reserves for plant closings and/or restructurings, before any extraordinary items within the contemplation of generally accepted accounting principles, and with such additional modifications as the Committee shall determine at or prior to its determination referred to in Section 8(a). Such net income shall
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
be determined in accordance with generally accepted accounting principles consistently applied.
     (n)  "Exchange Act" shall mean the Securities Exchange Act of 1934 as in effect at the time with respect to which such term is used.
     (o) The "Fair Market Value" of a share of the Common Stock on any date shall be equal to (i) the closing sale price of the Common Stock on the New York Stock Exchange on such date or (ii) if there is no sale of the Common Stock on such Exchange on such date, the average of the bid and asked prices on such Exchange at the close of the market on such date.
     (p)  "Fiscal Year" shall mean the 52 or 53 week period
ending on the Sunday on or closest to January 31 of each calendar year on the basis of which the Company maintains its books and records.
     (q) "Grant Value", as used with respect to a share of the Common Stock and with respect to a Fiscal Year, shall mean the greater of (i) the average of the Fair Market Values of a share of the Common Stock at the close of trading on each business day included in the 90 day period ending on the last day of such Fiscal Year and (ii) 85% of the Fair Market Value thereof on the last business day of such Fiscal Year.
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
     (r) "Participant" shall mean a senior executive employee of the Company and/or one or more of its Subsidiaries who shall have become a Participant hereunder as provided in Section 8(a).
     (s) "Permanent Disability" shall mean a physical and/or mental condition of a Participant caused by a non-self-inflicted injury, illness or disease which, in the opinion of the
Committee, based upon such medical evidence as the Committee shall reasonably determine, renders such Participant unable to perform the duties and responsibilities of his or her position with the Company and its Subsidiaries and which will be permanent and continuous for the remainder of his or her life.
     (t) "Person" shall mean any individual, partnership, firm, trust, corporation or other similar entity, and when two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company, such partnership, limited partnership, syndicate or group shall be deemed a "Person".
     (u) "Restricted Stock Agreement" shall mean an agreement between the Company and a Participant embodying the restrictions on the transfer of Restricted Shares referred to in Section 10.
     (v) "Stock Restrictions" shall mean the restrictions on the ability of a Participant to transfer Restricted Shares issued to such Participant hereunder referred to in Sections 10(a) and
10(b) and embodied in a Restricted Stock Agreement between the Company and such Participant.
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     (w)  "Subsidiary" shall have the meaning ascribed thereto by the provisions of section 424(f) of the Code.
     (x) "Termination Without Cause" shall mean the termination of a Participant's employment by the Company and all of its Subsidiaries at the request of the Company under circumstances which do not constitute Discharge for Cause.
     3. Effective Date of the Plan. The Plan became effective on April 18, 1995, by action of the Board, subject to ratification of the Plan at the 1995 Annual Meeting of the Stockholders of the Company.
     4. Stock Subject to Plan. 600,000 of the authorized but unissued shares of the Common Stock are hereby reserved for issuance under the Plan; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issuance under the Plan. If any shares of the Common Stock issued under the Plan are reacquired by the Company as provided in Section 10(b), such shares shall again be available for the purposes of the Plan.
     5. Committee. The Plan shall be administered by a Committee which shall consist of two or more members of the Board both or all of whom shall be "disinterested persons" within the meaning of Rule 16b-3(c)(i) promulgated under the Exchange Act and "outside directors" within the contemplation of section
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
162(m)(4)(C) of the Code. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members of the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.
     6. Administration. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the Corporate EBIT Goal, the Corporate Executive Goal and the various Divisional Goals with respect to each Fiscal Year, to determine the terms and provisions of the Restricted Stock Agreements, to determine the Participants with respect to each Fiscal Year and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company and its Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. The Committee's determination on the matters referred to in this Section 6 shall be conclusive.
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Any dispute or disagreement which may arise hereunder or under any Restricted Stock Agreement or as a result of or with respect to any Award shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms thereof shall be final, binding and conclusive.
     7. Eligibility. Participation in the Plan with respect to any Fiscal Year shall only be available to persons who are senior executive employees of the Company and/or one or more of its Subsidiaries on the date of the Committee's determination with respect to such Fiscal Year provided for in Section 8(a).
     8. Calculation of Fiscal Year Awards. (a) The Committee shall, no later than 90 days after the commencement of each
Fiscal Year, determine the senior executive employees of the Company and its Subsidiaries who will participate in the Plan with respect to such Fiscal Year, the Corporate EBIT Goal and the Corporate Executive Goal which will be applicable with respect to such Fiscal Year and, in the case of each Participant who is not a member of the Corporate Executive Group, the Divisional Goal with respect to the operating division for which such Participant has responsibility. The Committee shall promptly thereafter send written notice of such determination to the Board and the Chief Financial Officer of the Company and, to the extent applicable to any Participant, to such Participant.
     (b)  The Committee shall, within 30 days after the receipt of the Company's audited financial statements with respect to any Fiscal Year, calculate the percentage of the Corporate EBIT Goal
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which has been achieved with respect to such Fiscal Year and, if such percentage is at least 100%, the percentage of the Corporate Executive Goal and of each Divisional Goal which has been achieved with respect to such Fiscal Year and the amount of the Award which has been earned by each Participant with respect to such Fiscal Year. Each Participant's Award with respect to any Fiscal Year shall be determined in accordance with the provisions of Section 8(c) and, except as otherwise provided in Section
8(d), shall be the sum of the amount calculated with respect to him or her in accordance with the provisions of Section 8(c)(i) and whichever shall be applicable of Sections 8(c)(ii) and 8(c)(iii). The Committee shall, promptly after it has made such calculations, send written notice thereof to the Board and the Chief Financial Officer of the Company and, to the extent applicable to any Participant, to such Participant.
     (c) The amount of each Participant's Award with respect to each Fiscal Year shall be the sum of the amounts calculated as follows:
          (i) In the case of each Participant, if the Corporate EBIT Goal is achieved with respect to such Fiscal Year, an amount equal to 25% of his or her Base Compensation with respect to such Fiscal Year.
          (ii) If at least 100% of the Corporate EBIT Goal is achieved with respect to such Fiscal Year, then, in the case of each Participant who shall be a member of the Corporate
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     Executive Group on the date of the Committee's determination referred to in Section 8(a), (A) if at least 90% but less than 95% of the Corporate Executive Goal is achieved with respect to such Fiscal Year, an amount equal to 12-1/2% of his or her Base Compensation with respect to such Fiscal Year, (B) if at least 95% but less than 100% of the
     Corporate Executive Goal is achieved with respect to such Fiscal Year, an amount equal to 18-3/4% of his or her Base Compensation with respect to such Fiscal Year, (C) if at least 100% but less than 105% of the Corporate Executive
     Goal is achieved with respect to such Fiscal Year, an amount equal to 25% of his or her Base Compensation with respect to such Fiscal Year, (D) if at least 105% but less than 110% of the Corporate Executive Goal is achieved with respect to such Fiscal Year, an amount equal to 31-1/4% of his or her Base Compensation with respect to such Fiscal Year, and (E) if at least 110% of the Corporate Executive Goal is achieved with respect to such Fiscal Year, an amount equal to 37-1/2% of his or her Base Compensation with respect to such Fiscal Year.
          (iii) If at least 100% of the Corporate EBIT Goal is achieved with respect to such Fiscal Year, then, in the case of each Participant who shall not be a member of the Corporate Executive Group on the date of the Committee's determination referred to in Section 8(a), (A) if at least 90% but less than 95% of his or her Divisional Goal is
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
     achieved with respect to such Fiscal Year, an amount equal to 12-1/2% of his or her Base Compensation with respect to such Fiscal Year, (B) if at least 95% but less than 100% of his or her Divisional Goal is achieved with respect to such Fiscal Year, an amount equal to 18-3/4% of his or her Base Compensation with respect to such Fiscal Year, (C) if at least 100% but less than 105% of his or her Divisional Goal is achieved with respect to such Fiscal Year, an amount equal to 25% of his or her Base Compensation with respect to such Fiscal Year, (D) if at least 105% but less than 110% of his or her Divisional Goal is achieved with respect to such Fiscal Year, an amount equal to 31-1/4% of his or her Base Compensation with respect to such Fiscal Year, and (E) if at least 110% of his or her Divisional Goal is achieved with respect to such Fiscal Year, an amount equal to 37-1/2% of his or her Base Compensation with respect to such Fiscal Year.
     (d) (i)  Notwithstanding the provisions of Section 8(c), if a Participant shall not be entitled to an Award under the provisions of Section 8(c)(i) with respect to any Fiscal Year
(due to the fact that at least 100% of the Corporate EBIT Goal has not been achieved with respect to such Fiscal Year), then such Participant shall not be entitled to any Award with respect to such Fiscal Year under whichever shall be applicable to him or her of Sections 8(c)(ii) or 8(c)(iii).
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     (ii)  If any Participant shall cease to be employed by the
Company and all of its Subsidiaries prior to the end of any Fiscal Year, he or she shall not be entitled to receive an Award with respect to such Fiscal Year.
     (e) The Committee may, no later than 90 days after the commencement of each Fiscal Year, increase (but not reduce) the percentages of the Corporate Executive Goal or the Divisional
Goal which must be achieved with respect to such Fiscal Year and may reduce (but not increase) the percentage of a Participant's Base Compensation which shall be the portion of such Participant's Award attributable to the Corporate Executive Goal or his or her Divisional Goal for such Fiscal Year.
     9. Settlement of Fiscal Year Awards. The Company shall, no later than 30 days after the date of the delivery to its Chief Financial Officer of the certification by the Committee referred to in Section 8(b) with respect to any Fiscal Year, deliver to each Participant who shall have received an Award hereunder with respect to such Fiscal Year and
          (a) who shall be employed by the Company and/or one or more of its Subsidiaries on the date of such delivery or
          (b) whose employment by the Company and all of its Subsidiaries shall have terminated after the end of such Fiscal Year by reason of any of the events referred to in
     Section 10(c),
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a stock certificate, registered in the name of such Participant, with respect to the largest whole number of shares of the Common Stock which shall be equal to or less than the number derived by dividing the amount of such Participant's Award with respect to such Fiscal Year by the Grant Value of a share of the Common
Stock with respect to such Fiscal Year. Each share of the Common Stock issued to a Participant referred to in clause (a) above shall be subject to an agreement between the Company and the Participant which will embody the terms and conditions of Section 10.


     10. Stock Restrictions. (a) Except as otherwise provided in this Section 10 and in Section 12(b), each share of the Common Stock issued in accordance with the provisions of Section 9 (a "Restricted Share") to a Participant referred to in clause (a) thereof may not be sold, assigned, transferred or otherwise disposed of, and may not be pledged or hypothecated, prior to the last business day of the third Fiscal Year following the Fiscal Year during which the Award with respect to which it was issued was earned.
     (b) Except as otherwise provided in Section 10(c), if the employment by the Company and all of its Subsidiaries of the Participant to whom Restricted Shares have been issued shall terminate prior to the last business day of the third Fiscal Year following the Fiscal Year during which the Award with respect to which it was issued was earned, such Restricted Shares shall be
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forfeited and he or she shall be obligated to redeliver such
Restricted Shares to the Company immediately without the receipt of any consideration therefore.
     (c) Anything herein to the contrary notwithstanding, the restrictions set forth in Sections 10(a) and 10(b) shall terminate as to all of the Restricted Shares owned by a Participant which shall not have theretofore have been required to be redelivered to the Company upon the occurrence of any of the following events:
          (i) Such Participant's employment by the Company and all of its Subsidiaries shall have terminated by reason of his or her death or Permanent Disability or on or after his or her 65th birthday or after the occurrence of a Change in Control.
          (ii) Such Participant's employment by the Company and all of its Subsidiaries shall have terminated on or after his or her 55th birthday and prior to his or her 65th birthday and after he or she shall have completed at least ten years of employment with the Company and the Committee, on the recommendation of the Company's Chief Executive Officer, shall so determine.
          (iii) Such Participant's employment by the Company and all of its Subsidiaries shall have terminated by reason of his or her Termination Without Cause and the Committee, on the recommendation of the Company's Chief Executive Officer, shall so determine.
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     (d)  Upon issuance of the certificate or certificates for
Restricted Shares in the name of a Participant, such Participant shall thereupon be a stockholder of the Company with respect to all the Restricted Shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such Restricted Shares, including the right to vote such Restricted Shares and to receive all dividends and other distributions paid with respect to such Restricted Shares.
     (e) Each Participant who is entitled to receive shares of the Common Stock in accordance with the provisions of Section 9 shall
          (i) represent and warrant to the Company that he or she is acquiring such shares for investment for his or her own account (unless there is then current a prospectus relating to such shares under Section 10(a) of the Securities Act of 1933, as amended) and, in any event, that he or she will not sell or otherwise dispose of such shares except in compliance with the provisions of said Act, and
          (ii) agree that the Company may place on the certificates representing the shares or new or additional or different shares or securities distributed with respect to such shares such legend or legends as the Company may deem appropriate and that the Company may place a stop transfer order with respect to such shares with the Transfer Agent(s) for the Common Stock.
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In addition, if such shares shall be Restricted Shares, such
Participant shall
          (iii) agree that such Restricted Shares shall be subject to, and shall be held by him or her in accordance with, all of the applicable terms and considerations of the Plan, and
          (iv) at his or her option, (A) be entitled to make the election permitted under section 83(b) of the Code to include in gross income in the taxable year in which the Restricted Shares are transferred to him or her an amount equal to the Fair Market Value of such shares at the time of transfer, notwithstanding that such shares are subject to a substantial risk of forfeiture within the meaning of section 83(c)(1) of the Code, or (B) include in gross income the Fair Market Value of the Restricted Shares as of the date on which such restrictions lapse.
The foregoing agreement, representation and warranty shall be contained in an agreement in writing which shall be delivered by such Participant to the Company.

     11. Adjustment of Number of Shares. In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Restricted Stock Agreement and the number of shares of the Common Stock reserved for issuance in
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accordance with the provisions of the Plan but not yet issued
(and if the record date with respect thereto shall occur during the period commencing at the end of a Fiscal Year and ending on the date of issuance referred to in Section 9, the number of shares required to be issued) shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to a Restricted Stock Agreement and for each share of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet issued (and if the record date with respect thereto shall occur during the period commencing at the end of a Fiscal Year and the date of issuance referred to in Section 9, for each such share so required to be so issued), the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged. In the event that there shall be any change, other than as specified in this Section 11, in the number or kind of outstanding shares of the Common Stock, or of any stock or
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other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to a Restricted Stock Agreement and the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet issued (and if the record date with respect thereto shall occur during the period commencing at the end of a Fiscal Year and the date of issuance referred to in Section 9, for each such share so required to be so issued, the number or kind of shares required to be so issued), such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Restricted Stock Agreement entered into in accordance with the provisions of the Plan. No adjustment or substitution provided for in this Section 11 shall require the Company to deliver a fractional share under the Plan or any Restricted Stock Agreement.
     12. Withholding and Waivers. (a) Each Participant shall make such arrangements with the Company with respect to income tax withholding as the Company shall determine in its sole discretion is appropriate to ensure payment of federal, state or local income taxes due with respect to the issuance and/or ownership of shares of the Common Stock issued hereunder and the release of the Stock Restrictions on Restricted Shares issued hereunder. In the event of the death of a Participant, an additional condition to the Company's obligation to issue shares
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of the Common Stock to the executors or administrators of such
Participant's estate in accordance with the provisions of Section 9 and to release the Stock Restrictions provided hereunder on any Restricted Shares owned by such Participant as provided in
Section 10(b) shall be the delivery to the Company of such tax waivers, letters testamentary and other documents as the Committee may reasonably determine.
     (b) A Participant may, in the discretion of the Committee and subject to such rules as the Committee may adopt, elect to satisfy his or her withholding obligation arising as a result of the release of the Stock Restrictions with respect to any Restricted Shares, in whole or in part, by electing (an "Election") to deliver to the Company shares of the Common Stock (other than shares of the Common Stock as to which the Stock Restrictions (under this or any other agreement entered into in accordance with the Plan) shall not have theretofore terminated) having a Fair Market Value, determined as of the date that the amount to be withheld is determined (the "Tax Date"), equal to the amount required to be so withheld. Such Participant shall pay the Company in cash for any fractional share that would otherwise be required to be delivered.
     (c)  Each Election shall be subject to the following
restrictions:
          (i)  The Election must be made on or prior to the Tax
     Date;
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          (ii)  The Election shall be irrevocable;
          (iii)  The Election is subject to the approval of the
     Committee;
          (iv) If the Participant's transactions in shares of the Common Stock are subject to the provisions of section 16(b) of the Exchange Act, an Election may not be made within six months of the date of the execution and delivery of the Restricted Stock Agreement governing such Restricted Shares.
          (v) If the Participant's transactions in shares of the Common Stock are subject to the provisions of section 16(b) of the Exchange Act, the Election must be made (A) six months or more prior to the Tax Date or (B) during the period beginning on the third business date following the date of the release of the Company's quarterly or annual statement of sales and earnings and ending on the twelfth business day following such date.
     13.  No Employment Right.    Neither the existence of the
Plan nor the grant of any Awards hereunder shall require the Company or any Subsidiary to continue any Participant in the employ of the Company or such Subsidiary.
     14. Termination and Amendment of the Plan. The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the
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Board may not without further approval of the holders of a
majority of the shares of the Common Stock present in person or by proxy at any special or annual meeting of the stockholders, increase the number of shares which may be issued under the Plan (as adjusted in accordance with the provisions of Section 11), or change the manner of calculating Awards or change the class of persons eligible to become Participants hereunder or withdraw the authority to administer the Plan from the Committee. Except as otherwise provided in Section 11, no termination or amendment of the Plan may, without the consent of the Participant to whom any Restricted Shares shall theretofore have been granted, adversely affect the rights of such Participant with respect to such Restricted Shares.
     15. Expiration and Termination of the Plan. Unless the holders of a majority of the shares of the Common Stock present in person or by proxy at any special or annual meeting of the Stockholders occurring on or prior to the date of the 1999 Annual Meeting of the Stockholders shall approve the continuation of the Plan after the 1999 Annual Meeting of the Stockholders (for a term which shall not exceed five years from the date of such special or annual meeting at which such approval is obtained), no Awards shall be granted hereunder with respect to any Fiscal Year ending after January 30, 2000.

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